UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2010
TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas	75211

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 519-5200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
As of February 12, 2008, Tandy Brands Accessories, Inc. (the “Company”) entered into a credit agreement with Comerica Bank (the “Lender”) providing terms and conditions governing certain loans and other credit accommodations extended by the Lender to the Company (together with all addenda, amendments, exhibits and schedules, the “Credit Agreement”).
On May 10, 2010, the Company and the Lender entered into Amendment No. 3 to the Credit Agreement (the “Amendment”). The Amendment (i) extends the maturity date of the indebtedness pursuant to the Credit Agreement from April 6, 2011 to October 31, 2012; (ii) expands the Company’s ability to acquire fixed assets; and (iii) adjusts the tangible net worth financial covenant.
Item 2.02 Results of Operations and Financial Condition.
On May 12, 2010, the Company issued a press release announcing its financial results for the third quarter ended March 31, 2010. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached hereto as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 9.01(d) Exhibits.

Exhibit 99.1	Press Release, dated May 12, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: May 13, 2010	By:	/s/ M.C. Mackey
M.C. Mackey
Chief Financial Officer